UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

HEALTHCARE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Stock of Healthcare Acquisition Corp.

(2) Aggregate number of securities to which transaction applies:

Acquisition of all of the outstanding securities of PharmAthene, Inc.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4) Proposed maximum aggregate value of transaction:

$113,375,000 (including up to a maximum of $10,000,000 in milestone payments, 12,500,000 shares of HAQ common stock valued at $7.27 per share based upon the closing price on June 27, 2007 and $12,500,000 in 8% convertible notes) is being paid in exchange for all outstanding capital stock, options, warrants and notes.

(5) Total fee paid:
$12,479.00 (previously paid)

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $12,479.00

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HEALTHCARE ACQUISITION CORP.
2116 Financial Center
666 Walnut Street
Des Moines, Iowa 50309

July 23, 2007

To the Stockholders of Healthcare Acquisition Corp.:

Re:	Special Meeting of Stockholders
Postponement of Meeting Date

YOU ARE HEREBY NOTIFIED THAT THE SPECIAL MEETING OF THE STOCKHOLDERS OF HEALTHCARE ACQUISITION CORP., OR HAQ, TO BE HELD ON JULY 27, 2007 HAS BEEN POSTPONED TO AUGUST 2, 2007. THE SPECIAL MEETING WILL BE HELD AT 10:00 A.M., EASTERN TIME, ON AUGUST 2, 2007, AT THE OFFICES OF MCCARTER & ENGLISH, LLP, 245 PARK AVENUE, 27TH FLOOR, NEW YORK, NY, 10167-0001 (THE “SPECIAL MEETING”).

The record date for stockholders entitled to vote at the Special Meeting remains June 15, 2007. A list of the stockholders entitled to vote as of the Record Date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of not less than ten calendar days before the Special Meeting at HAQ’s offices at 2116 Financial Center, 666 Walnut Street, Des Moines, Iowa, 50309 and at the time and place of the meeting during the duration of the meeting.

As set forth in the original notice of Special Meeting, at the Special Meeting you will be asked to consider proposals relating to the proposed merger of PAI Acquisition Corp., referred to in the Proxy Statement dated July 12, 2007 (“Proxy Statement”), as previously provided to you, as Merger Sub, a wholly-owned subsidiary of HAQ, into PharmAthene, Inc., referred to in the Proxy Statement as PharmAthene, resulting in PharmAthene becoming a wholly-owned subsidiary of HAQ. PharmAthene is a privately-held company engaged in the biodefense industry, specifically the discovery and development of new human therapeutics and prophylactics for the treatment and prevention of morbidity and mortality from exposure to chemical and biological weapons. HAQ will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournment or postponement thereof, by HAQ's Board of Directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record of HAQ common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you have previously sent in a proxy card you do not need to send another card.

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE PREVIOUSLY MAILED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, SINCE IT IS NOT AN AFFIRMATIVE VOTE IN FAVOR OF A RESPECTIVE PROPOSAL, IT (I) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL BUT WILL NOT HAVE THE EFFECT OF CONVERTING YOUR SHARES INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF HAQ'S IPO ARE HELD, UNLESS AN AFFIRMATIVE VOTE AGAINST THE MERGER PROPOSAL IS MADE AND AN AFFIRMATIVE ELECTION TO CONVERT SUCH SHARES OF COMMON STOCK IS MADE ON THE PROXY CARD, (II) WILL BE TREATED AS A VOTE AGAINST THE AMENDMENT PROPOSAL (III) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE INCENTIVE PLAN PROPOSAL AND (IV) WILL NOT BE A VOTE AGAINST THE ADJOURNMENT PROPOSAL.

SEE THE SECTION ENTITLED “RISK FACTORS'' BEGINNING ON PAGE 32 OF THE PROXY STATEMENT DATED JULY 12, 2007 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE MERGER WITH PHARMATHENE SINCE, UPON THE MERGER WITH PHARMATHENE, THE OPERATIONS AND ASSETS OF HAQ WILL LARGELY BE THOSE OF PHARMATHENE.

The Proxy Statement previously provided to you incorporates important business and financial information about HAQ and PharmAthene that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to: Matthew Kinley, President of HAQ at 2116 Financial Center, 666 Walnut Street, Des Moines, Iowa 50309, or by calling him at (515) 244-5746.

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, HAQ’s officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. We have also retained the proxy soliciting firm of Morrow & Co., Inc. to solicit proxies on our behalf. If you have any questions or need assistance in voting your shares, please contact Morrow & Co. toll free at 800-607-0088; banks and brokers may call 800-654-2468.

We have previously filed a Definitive Proxy Statement with the SEC and mailed it on July 16, 2007 to our stockholders. A copy may be obtained from the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

John Pappajohn
Chairman of the Board
and Secretary

July 23, 2007